EXHIBIT 32
SECTION 1350 CERTIFICATION
Each of the undersigned hereby certifies in his or her capacity as an officer of BayCom Corp (the “Registrant”) that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2018, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.
Date: March 18, 2019	By: /s/ George J. Guarini George J. Guarini President and Chief Executive Officer
Date: March 18, 2019	By: /s/ Keary L. Colwell Keary L. Colwell Senior Executive Vice President and Chief Financial Officer